Exhibit 32.1

Section 1350 Certification

Pursuant to Rule 13a-14(b) (17 CFR 240.13a-14(b)) or Rule 15d-14(b) (17 CFR 240.15d-14(b)) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), each of the undersigned officers of Adams Golf, Inc., (the "Company"), does hereby certify, to such officer's knowledge,

The Annual Report on Form 10-K for the year ended December 31, 2008 (the "Annual Report"), of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Annual Report.

Date: March 11, 2009	By:	/S/ OLIVER G. BREWER III
Oliver G. Brewer, III
Chief Executive Officer and President
(Principal Executive Officer)

Date: March 11, 2009	By:	/S/ ERIC LOGAN
Eric Logan
Chief Financial Officer
(Principal Financial Officer)

The foregoing certification is furnished as an exhibit to the Periodic Report and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be deemed to be incorporated by reference into any filing under the Securities Act or Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.